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Exhibit 21.1

SALLY BEAUTY HOLDINGS, INC.
LIST OF SUBSIDIARIES

Sally Investment Holdings LLC (Delaware)
Sally Holdings LLC (Delaware)
Beauty Systems Group LLC (Delaware)(1)
Armstrong McCall Holdings, Inc. (Texas)
Arnolds, Inc. (Arkansas) Armstrong McCall Holdings, L.L.C. (Delaware)
Armstrong McCall Management, L.C. (Texas)
Armstrong McCall L.P. (Texas)
Innovations-Successful Salon Services (California)(2)
Lady Lynn Enterprises, Inc. (Delaware)
Procare Laboratories, Inc. (Delaware)
Neka Salon Supply, Inc. (New Hampshire)
Salon Success International, LLC (Florida)(3)
Sally Beauty Supply LLC (Delaware)
Diorama Services Company, LLC (Delaware)
Sally Capital Inc. (Delaware) Sally Beauty Distribution LLC (Delaware)
Sally Beauty International Finance LLC (Delaware)
Beauty Holding LLC (Delaware)
Beyond the Zone, Inc. (Delaware)
Silk Elements, Inc. (Delaware)
High Intensity Products, Inc. (Delaware)
Nail Life, Inc. (Delaware)
Sexy U Products, Inc. (Delaware)
For Perms Only, Inc. (Delaware)
Energy of Beauty, Inc. (Delaware)
Miracle Lane, Inc. (Delaware)
Tanwise, Inc. (Delaware)
Satin Strands, Inc. (Delaware)
Brentwood Beauty Laboratories International, Inc. (Texas)
Ion Professional Products, Inc. (Delaware)
New Image Professional Products, Inc. (Delaware)
Esthetician Services Inc. (Delaware)
Lome Beauty International, Inc. (Delaware)
Venetian Blends, Inc. (Delaware)
Modern Panache, Inc. (Delaware)
Land of Dreams, Inc. (Delaware)
Coloresse, Inc. (Delaware)
Design Lengths, Inc. (Delaware)
Power IQ, Inc. (Delaware)
Soren Enterprises, Inc. (Delaware)
Sally Beauty Distribution of Ohio, Inc. (Delaware)
Sally Beauty International, Inc. (Delaware)
D&G Haselock Limited (England) Sally Beauty Canada Holdings LLC (Delaware) Sally Beauty International Holdings, C.V. (Netherlands)
Sally International Holdings LLC (Delaware) Sally Beauty Holdings LP (Bermuda)
Sally Beauty Worldwide Holdings BV ((Netherlands)

Sally Beauty de Puerto Rico, Inc. (Puerto Rico) Sally Salon Services SL (Spain) Salon del Exito, S.L. (Spain) Sally Beauty Global Holdings BV (Netherlands)
Sally Beauty (Canada) Corporation (Nova Scotia) Beauty Systems Group (Canada), Inc. (New Brunswick)
Salon Success BV (Netherlands) Sally UK Holdings Limited (England)
Ogee Limited (England)
    Sally Salon Services Ltd (England)
        Fashion Services Limited (Northern Ireland)(4)(5)
        Shear Beauty Limited (England)
            Hairhotspot.com Limited (England)
Jack Kaye Hair and Beauty Supplies Limited (England)
Teknique Haircare Limited (Scotland)
    Winthalt Limited (England)
    MHR Limited (England)
    Chapelton 21 Ltd (Scotland)
        Salon Services (Hair and Beauty Supplies) Ltd (Scotland)(5)
            The Avec Corporation Ltd (England)(a)
            Beauty Express Ltd (Scotland)
            Flo'mans Ltd (England)
            Salon Services Franchising Ltd (Scotland)
            Sassi Hair and Beauty Ltd (Scotland)
            Salon Services (England) Ltd (Scotland)
            Salon Services (Ireland) Ltd (Scotland)
            Salon Services (Dublin) Ltd (Ireland)
                Earnridge Limited (Ireland)
Sumdveldt Limited (Ireland)(4)
Three Six Five Group Ltd. (England)
    Pro-Duo NV (Belgium)
        Pro-Duo France SAS (France)
        Vigox BVBA (Belgium)
        Montane Importaciones, S.L. (Spain)
        Pro-Duo Nederland BV (Netherlands)
        Wacos NV (Belgium)
Ainat Lilibeth, S.L. (Spain)
Salon Success Limited (England)(6) John Paul Mitchell Systems (UK) Ltd. (England)
Sally Beauty Supply Japan, Inc. (Japan)
Sally Beauty Supply, B.V. (Netherlands)
Sally Salon Services GmbH (Germany)(5)
Salon Services (Hair and Beauty Supplies) GmbH (Germany)
SBCBSG Company de Mexico, s. de R.I. de C.V. (Mexico)
SBIFCO Company de Mexico, S.A. de C.V. (Mexico)

(1)
Doing business as CosmoProf
(2)
Doing business as CosmoProf, Matrix of Los Angeles, CosmoProf Professional Salon Services, Cosmovision Innovative Salon Concepts, Infinity Salon Services, Matrix Distribution of Hawaii and WDG Hawaii
(3)
Education division doing business as Premier Education
(4)
Doing business as O'Reilly Salon Supplies
(5)
Doing business as Sally Salon Services
(6)
Education division doing business as 3•6•5
(a)
Sally Beauty Holdings, Inc. indirectly owns 33.3% of the outstanding shares of the subsidiary

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  Exhibit 21.1